EXHIBIT 10.2

FORM OF DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT

This Director and Officer Indemnification Agreement (this “Agreement”) is entered into as of the “Effective Date” set forth below, by and between Manhattan Associates, Inc., a Georgia corporation (“Company”), and the undersigned “Indemnitee,” with reference to the following facts:

A. Indemnitee is a director or an officer of Company and in that capacity is expected to perform, and performs, valuable services for Company.

B. Company’s Bylaws provide certain indemnification and expense advancement rights in favor of directors of Company.

C. Company’s Bylaws further provide that Company’s Board of Directors will have the power to cause Company to provide to its officers all or any part of the right to indemnification permitted for officers by appropriate provisions of the Official Code of Georgia Annotated (the “Statute”).

D. Company’s Bylaws further provide that Company will have the power, upon authorization by the Board of Directors, to enter into an agreement or agreements providing to any indemnified person indemnification rights substantially similar to those provided in Company’s Bylaws.

E. In order to encourage Indemnitee to continue to serve as a director or an officer of Company and to perform other services for Company at its request, Company desires to enter into this Agreement with Indemnitee.

In consideration of Indemnitee’s Service, Company and Indemnitee agree as follows:

1. Contents of Agreement. This Agreement consists of this Signature Page and attached Schedule A (“General Terms and Conditions”), which is incorporated into this Agreement by reference.

2. Definitions. Except as otherwise defined in this Agreement, capitalized terms will have the meanings set forth in Section 1 of Schedule A entitled “Definitions.”

THIS AGREEMENT WILL BECOME EFFECTIVE WHEN SIGNED BY BOTH PARTIES BELOW AND AS OF THE DATE SIGNED BY INDEMNITEE BELOW.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

INDEMNITEE	COMPANY

[Name of Indemnitee] [Address of Indemnitee]	Manhattan Associates, Inc. 2300 Windy Ridge Parkway, Tenth Floor Atlanta, GA 30339

INDEMNITEE SIGNATURE	AUTHORIZED SIGNATURE

NAME PRINTED	NAME & TITLE PRINTED

EFFECTIVE DATE	DATE

SCHEDULE A GENERAL TERMS AND CONDITIONS

1. Definitions. Except as otherwise specified in this Agreement, the definitions of the capitalized terms set forth in this Section 1 will apply with respect to the entire Agreement.

1.1 Agreement. This Director and Officer Indemnification Agreement.

1.2 Company. As defined in the Preamble to this Agreement.

1.3 Effective Date. The date on which this Agreement becomes effective as defined on the Signature Page to this Agreement.

1.4 Indemnitee. As defined in the Preamble to this Agreement.

1.5 Loss. Any obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employment benefit plan), expenses (including attorneys’ fees and related disbursements and appeals bonds), and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with a Proceeding. For the avoidance of doubt, Losses include, without limitation, monetary damages against Indemnitee in respect of a breach or an alleged breach of fiduciary duties. In addition, Losses include expenses incurred in a Proceeding brought by Indemnitee, and in which Indemnitee prevails, to enforce or interpret this Agreement or to enforce any other right to indemnification or expense advancement.

1.6 Parties. Indemnitee and Company.

1.7 Person. A natural person, or a corporation, partnership, limited partnership, joint venture, limited liability company, trust, other business, non-business, charitable, or governmental entity, or governmental agency.

1.8 Proceeding. Any threatened, pending, or completed action, suit, claim, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, including any such action, suit, claim, or proceeding brought by or in the right of Company; and the investigation, preparation, prosecution, defense, settlement, arbitration, and appeal of, and the giving of testimony in, any of the foregoing.

1.9 Service. Indemnitee’s past, present, or future service as a director and/or officer of Company, or Indemnitee’s service at the request of Company as a director, officer, employee, agent, or consultant (which, for purposes of the Agreement, will include a trustee, partner, or manager or similar office) of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, or by reason of any action taken or omitted or alleged to have been taken or omitted in that capacity. For purposes of this Section 1.9, (i) Indemnitee will be considered to be serving under an employee benefit plan at the request of Company if their duties to Company also impose duties on, or otherwise involve services by, them to the plan or to participants in or beneficiaries of the plan; and (ii) Indemnitee will be deemed to be serving at the request of Company as a director, officer, employee, agent, or consultant of another corporation, partnership, joint venture, trust, or other enterprise if that other entity is a subsidiary or affiliate of Company and Indemnitee is elected as a director or officer of that other entity or is employed or engaged by that entity.

1.10 Statute. As defined on the Signature Page to this Agreement.

2. Indemnification of Indemnitee. Company will indemnify, defend and hold harmless Indemnitee to the full extent permitted by the provisions of the Statute, as currently in effect or as it may later be amended, or by the provisions of any other statute authorizing or permitting that indemnification, whether currently in effect or later adopted.

3. Additional Indemnity. Subject to Section 4, Company will indemnify, defend, and hold harmless, Indemnitee against any Losses if Indemnitee was, is, or is threatened to be made a named defendant or respondent in any Proceeding by reason of Indemnitee’s Service.

4. Limitations on Additional Indemnity. The following limitations will apply with respect to the indemnity provided for in Section 3.

4.1 Limitation Related to Certain Court Judgments or Injunctions. No indemnity pursuant to Section 3 will be paid by Company to the extent of any Losses incurred in a Proceeding in which Indemnitee is adjudged liable to Company, in a final nonappealable decision, or is subjected to final nonappealable injunctive relief in favor of Company:

(i) for any appropriation, in violation of their duties, of any business opportunity of Company;

(ii) for acts or omissions that involve intentional misconduct or a knowing violation of law;

(iii) for the types of liability set forth in Section 14-2-832 of the Statute; or

(iv) for any transaction from which Indemnitee received any improper personal benefit.

4.2 Additional Limitations. Company will not be obligated to indemnify, or advance expenses to, Indemnitee with respect to:

(i) any Proceeding initiated by Indemnitee (except with respect to a Proceeding brought to enforce or interpret this Agreement or to enforce any other right to indemnification or expense advancement as set forth below), unless that Proceeding was authorized or consented to by the Board of Directors.

(ii) any Proceeding instituted by Indemnitee to enforce or interpret this Agreement or to enforce any other right to indemnification or expense advancement, unless Indemnitee is successful in that Proceeding, or unless and to the extent that the court in that Proceeding determines that, despite Indemnitee’s failure to establish their right to indemnification, Indemnitee is entitled to indemnity for those expenses in view of all of the relevant circumstances; provided, however, that nothing in this Section 4.2(ii) is intended to limit Company’s obligation with respect to the advancement of expenses to Indemnitee in connection with any such Proceeding instituted by Indemnitee to enforce or interpret this Agreement or enforce any other right to indemnification or expense advancement, as provided in Section 6;

(iii) any Proceeding with respect to which final judgment is rendered against Indemnitee for payment or an accounting of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

(iv) any Proceeding involving the enforcement of non-competition, non-solicitation, non-disparagement, or non-disclosure agreements or similar provisions of employment, consulting, or similar agreements the Indemnitee may be a party to with Company, any subsidiary or affiliate of Company, or any other applicable foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, if any.

5. Notification and Defense of Claim.

5.1 Notification. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, if a claim with respect to that Proceeding is to be made by Indemnitee against Company under this Agreement, Indemnitee will notify Company of the commencement of the Proceeding, but the failure to so notify Company will not relieve Company from any liability that it may have to Indemnitee otherwise under this Agreement. With respect to any such Proceeding as to which Indemnitee so notifies Company:

(i) Company will be entitled to participate in the Proceeding at its own expense; and

(ii) except as otherwise provided below, to the extent that it may desire, Company may assume the defense of the Proceeding.

5.2 Company Acknowledgment. Promptly after receipt by Company of notice of the commencement of any Proceeding, and no later than thirty (30) days following that receipt, Company will acknowledge in writing to Indemnitee its obligations to indemnify Indemnitee and advance expenses with respect to that Proceeding and otherwise confirm its obligations under this Agreement with respect to that Proceeding. If Company fails to acknowledge in writing its obligations within that thirty (30) day period, it will be conclusively presumed that Company has acknowledged that it is obligated to indemnify Indemnitee and advance expenses with respect to that Proceeding, and Company will not, and will be precluded and estopped from, denying or seeking to avoid those obligations in that Proceeding, and, by this Agreement, Company releases Indemnitee from any claim or action to avoid those obligations under those circumstances.

If Company denies or otherwise fails to honor its obligations under this Agreement, Indemnitee may enforce this Agreement in any court of competent jurisdiction. Company will have the burden of proving that Indemnitee is not entitled to indemnification or expense advancement under those circumstances.

5.3 Payment of Certain Legal Expenses. After notice from Company to Indemnitee of its election to assume the defense of a Proceeding, Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with that defense other than reasonable costs of investigation or as otherwise provided below. Indemnitee will have the right to employ counsel of their choosing in that Proceeding, but the fees and expenses of that counsel incurred after notice from Company of its assumption of the defense will be at the Indemnitee’s expense unless (i) the employment of counsel by Indemnitee has been authorized in writing by Company, (ii) Company and Indemnitee reasonably conclude that there may be a conflict of interest between Company and Indemnitee in the conduct of the defense; or (iii) Company will not in fact have employed counsel to assume the defense, in each of which case the Company will pay the reasonable fees and expenses of Indemnitee’s counsel. In addition, without the written consent of Indemnitee, Company will not be entitled to assume the defense of any claim brought by or in the right of Company.

5.4 Settlements. Company will not be liable to Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding without its prior written consent, unless it is determined that Company wrongly refused to indemnify Indemnitee or advance expenses with respect to that Proceeding. Company will not settle any such Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s prior written consent. Neither Company nor Indemnitee unreasonably will withhold its or their consent to any proposed settlement.

6. Prepayment of Expenses. Unless Indemnitee otherwise elects, expenses incurred in defending any Proceeding, including expenses in pursuing appeals and expenses incurred by Indemnitee in enforcing any right to indemnification or expense advancement under this Agreement or otherwise, will be paid by Company, promptly upon demand by Indemnitee, in advance of the final disposition of that Proceeding upon receipt by Company of a written affirmation of Indemnitee’s good faith belief that their conduct does not constitute behavior of the kind described in Section 4 of this Agreement and a written undertaking by Indemnitee, executed personally or on their behalf, to repay any advances if it is finally determined that they are not entitled to be indemnified by Company under this Agreement. That undertaking will be accepted without reference to the financial ability of Indemnitee to make that repayment. Advances will be unsecured and interest-free. At Indemnitee’s election, Company will pay those expenses directly to the professionals, service providers, or other persons from which they were incurred and not to Indemnitee as reimbursement for payments made by Indemnitee to those persons. In any case, any such payment is, and will be deemed to be, a payment in the ordinary course of business pursuant to the preexisting terms of this Agreement, which Agreement terms and payments are a necessary and appropriate commitment and expense of Company in order to secure the services of Indemnitee.

7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, in that case, Company will, to the fullest extent permitted by law, contribute to the payment of Indemnitee’s Losses with respect to any Proceeding brought against Indemnitee by reason of Indemnitee’s Service in an amount that is just and equitable under the circumstances, taking into account, among other things, contributions by other directors and officers of Company or others pursuant to indemnification agreements or otherwise; provided, that, without limiting the generality of the foregoing, that contribution will not be required where that holding by the court is due to any limitation on indemnification set forth in Section 4.

8. Continuation of Indemnity. All agreements and obligations of Company contained in this Agreement will continue during the period in which Indemnitee is a director or officer of Company and subsequently so long as Indemnitee is subject to any Proceeding by reason of Indemnitee’s Service.

9. Reliance; Enforcement. Company has entered into this Agreement in order to induce Indemnitee to serve or to continue to serve as a director or officer of Company and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity. Company agrees that its obligations set forth in this Agreement are unique and special, and that failure of Company to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee will be entitled to injunctive or mandatory relief directing specific performance by Company of its obligations under this Agreement.

10. Miscellaneous.

10.1 Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Georgia, without reference to its conflict of laws rules.

10.2 Dispute Resolution. Exclusive venue for any dispute arising under or in connection with this Agreement will be in the Federal District Court for the Northern District of Georgia or the Superior Court of Fulton County, Georgia. By this Agreement, each Party expressly agrees that those courts will have personal jurisdiction and venue with respect to that Party, and each Party submits to the personal jurisdiction and venue of those courts and waives any objection based on inconvenient forum.

10.3 Nonexclusivity; Supersession of Prior Indemnification Agreement. The provisions for indemnification and advancement of expenses set forth in this Agreement will not be deemed exclusive of any other rights that Indemnitee may have under or pursuant to any provision of law, Company’s Articles of Incorporation or Bylaws, any insurance policy of Company or its subsidiaries or affiliates, in any court in which a Proceeding is brought, the vote of the Corporation’s shareholders or disinterested directors, other agreements, or otherwise. However, no amendment or alteration of the Corporation’s Articles of Incorporation or Bylaws or any other agreement will adversely affect the rights provided to Indemnitee under this Agreement. This Agreement supersedes any prior indemnification agreement between Indemnitee and Company.

10.4 Invalidity of Provisions. The provisions of this Agreement are severable. If for any reason a court finds that any provision in this Agreement is unenforceable in whole or in part, then the court will modify that provision to the extent necessary to render the provision enforceable while, to the extent possible, preserving the original intent of the Parties, and the remaining provisions will continue in full force and effect without being impaired or invalidated in any way.

10.5 Amendments; Waiver. This Agreement may be amended or modified, in whole or in part, only by a written amendment signed by Indemnitee and, on behalf of Company, by an officer of Company acting with specific authorization and approval of the Company’s Board of Directors or the Board’s Compensation Committee, and no term of this Agreement may be waived except in a written wavier signed by the Party waiving the benefit of that term (and in the case of Company, with the specific authorization of the Board or the Committee). No failure on the part of either Party to exercise any right will operate as a continuing waiver of that right or a waiver of that Party’s right to exercise the same, a similar, or any other right in the future.

10.6 Assignment; Binding Effect. Neither Party has the right to assign its rights or delegate its duties under this Agreement, and any attempted assignment or delegation will be void; provided, however, that Company has the right to assign its rights and delegate its duties under this Agreement to a Person or Persons that purchase all or substantially all of the assets or stock of Company. Any attempt to assign or delegate in violation of the foregoing restrictions will be null and void. This Agreement will binding upon, inure to the benefit of, and be enforceable by the Parties and their respective heirs, legal representatives, successors, and permitted assignees. Company will require and cause any direct or indirect successor (whether by purchase, merger, consolidation, or otherwise) to all or substantially all of the assets or stock of Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Company would be required to perform if no such succession had taken place.

10.7 Headings; Personal Pronouns. The section headings in this Agreement are for reference purposes only and are not intended in any way to describe, interpret, define, or limit the extent or intent of all or any portion of this Agreement. Plural personal pronouns such as “they” and “their” sometimes are used in this Agreement as substitutes for singular personal pronouns in order to avoid having to use gender specific personal pronouns such as “he” or “his” or “she” or her.”

10.8 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original and both of which together will constitute one and the same instrument.

10.9 Representation of Authority. The official executing this Agreement on behalf of Company represents and warrants that they have the requisite authority to do so and fully bind Company.

10.10 No Right to Employment Created. Nothing in this Agreement is intended to create in Indemnitee any right to employment or continued employment.

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